EXHIBIT (a)(1)(e)

INTEVAC, INC.

Notice of Guaranteed Delivery

of
6 1/2% Convertible Subordinated Notes due 2004

Pursuant to the Offering Circular dated June 21, 2002

(Not to be used for Signature Guarantees)

THE EXCHANGE OFFER EXPIRES AT 12:00 MIDNIGHT, EASTERN TIME, ON JULY 9, 2002 UNLESS EXTENDED (THE “EXPIRATION DATE”).

      You must use this form or a substantially equivalent form if you wish to tender any of the 6 1/2% Convertible Subordinated Notes due 2004 (the “Existing Notes”) of Intevac, Inc., a California corporation (the “Company”), in accordance with the Exchange Offer made pursuant to the Offering Circular dated June 21, 2002 (the “Offering Circular”) and the accompanying revised Letter of Transmittal (the “Letter of Transmittal”), and (i) your Existing Notes are not immediately available, (ii) you cannot deliver your Existing Notes and all other required documents to State Street Bank and Trust Company of California, N.A., as exchange agent (the “Exchange Agent”), prior to 12:00 midnight, Eastern Time, on the Expiration Date, or (iii) you are unable to deliver confirmation of the book-entry tender of your Existing Notes into the Exchange Agent’s account at the Depository Trust Company (“DTC”) and all other required documents to the Exchange Agent prior to 12:00 midnight, Eastern Time, on the Expiration Date. Such form may be delivered or transmitted by facsimile transmission, if applicable, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Existing Notes pursuant to the Exchange Offer, a Letter of Transmittal (or facsimile thereof) or an agent’s message pursuant to DTC’s ATOP system, with any required signature guarantees and any other required documents must also be received by the Exchange Agent prior to 12:00 midnight, Eastern Time, on the Expiration Date. Capitalized terms used herein but not defined herein are defined as set forth in the Offering Circular or the Letter of Transmittal.

Delivery To:

State Street Bank and Trust Company of California, N.A.

Exchange Agent
2 Avenue de Lafayette
5th Floor
Corporate Trust Operations
Boston, MA 02110

For Confirmation by Telephone Call:

(617) 662-1548

By Facsimile Transmission (for Eligible Institutions only):

(617) 662-1451

Attention: Corporate Trust Operations

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

      Upon the terms and conditions set forth in the Offering Circular and the accompanying Letter of Transmittal, the receipt of both of which is hereby acknowledged, the undersigned hereby tenders to the Company the principal amount of Existing Notes set forth below in the applicable box pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Offering Circular.

Principal Amount of Existing Notes Tendered:*	Certificate Numbers (if available):	For book-entry transfer to DTC, please provide account number.
$		Name of Tendering Institution

$

$

Account Number ---------------, at DTC

*	Must be in denominations of $1,000 principal amount and any integral multiple thereof.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

x

x
	Signature(s) of Owners or Authorized Signatory	Date

Area Code and Telephone Number:

     Must be signed by the Holder(s) of the Existing Notes as their name(s) appear(s) on the face of the Existing Notes or on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Please print names(s) and address(es)

Names(s):

Capacity:

Address(es):

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GUARANTEE

(Not to be Used for Signature Guarantee)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States, and a participant in an authorized signature guarantee program, hereby guarantees that, within three trading days after the Expiration Date, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Existing Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent’s account at DTC, together with an Agent’s Message, pursuant to the procedure for book-entry transfer set forth in the Offering Circular) and all other required documents will be deposited by the undersigned with the Exchange Agent.

      The undersigned acknowledges that it must deliver the Letter of Transmittal and Existing Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:	X Authorized Signature

Address:	Name:

Title:

Area Code and Telephone No.:	Date:

      Do not send Existing Notes with this form. Existing Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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INSTRUCTIONS

      1.     Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover hereof on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the section of the Offering Circular entitled “The Exchange Offer — Guaranteed Delivery Procedures.” In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Company.

      2.     Signatures on this Notice of Guaranteed Delivery; Guarantee of Signatures. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Existing Notes referred to herein, the signature must correspond with the name(s) as written on the face of the Existing Notes without alteration, enlargement or any change whatsoever.

      If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Existing Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers signed as the name of the registered Holder(s) appear(s) on the face of the Existing Notes without alteration, enlargement or any change whatsoever or as appearing on a security position listing, as applicable.

      If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

      3.     Request for Assistance or Additional Copies. Questions and requests for assistance or for additional copies of the Offering Circular and the Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover hereof.

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